  EXHIBIT 10.2

FUNDING COMMITMENT LETTER DATED DECEMBER 2, 2016

Dear Mr. Rositano, please let this letter serve as a commitment letter for Coventry Enterprises, LLC to commit to fund the following amounts into Friendable, Inc. (the “Company”) in connection with a Securities Purchase Agreement dated October 7, 2016, as amended, by and among the Company and Alpha Capital Anstalt.

Date	Amount	Net Amount
On or prior to December 5, 2016	$88,000	$84,000
On or prior to January 4, 2017	$84,000	$80,000

Sincerely,

Coventry Enterprises, LLC

/s/ Jack Bodenstein

By: Jack Bodenstein

Title: Manager

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Company Initials